     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2001
                                                REGISTRATION NO. 333- __________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------


                              OCULAR SCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                             94-2985696
      (STATE OF INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)


                          ----------------------------

                        1855 GATEWAY BOULEVARD, SUITE 700
                            CONCORD, CALIFORNIA 94520
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                          ----------------------------

                              OCULAR SCIENCES, INC.
                     1997 EQUITY INCENTIVE PLAN, AS AMENDED

                            (FULL TITLE OF THE PLAN)

--------------------------------------------------------------------------------


              SIDNEY B. LANDMAN                              COPY TO:
   VICE PRESIDENT, FINANCE, CHIEF FINANCIAL           JEFFREY T. PERO, ESQ.
       OFFICER, SECRETARY AND TREASURER                  LATHAM & WATKINS
            OCULAR SCIENCES, INC.                     505 MONTGOMERY STREET
      1855 GATEWAY BOULEVARD, SUITE 700                     SUITE 1900
          CONCORD, CALIFORNIA 94520              SAN FRANCISCO, CALIFORNIA 94111
                (925) 969-7000                            (415) 391-0600


                          ----------------------------

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE FOR AGENT FOR SERVICE)

                          ----------------------------

--------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------- ----------------- --------------- ---------------- -----------------
                                                                           PROPOSED         MAXIMUM
                                                                           MAXIMUM         AMOUNT OF
                                                           AMOUNT       OFFERING PRICE     AGGREGATE        AMOUNT OF
        TITLE OF SECURITIES TO BE REGISTERED               TO BE         PER SHARE(2)      OFFERING        REGISTRATION
                                                       REGISTERED(1)                       PRICE(2)           FEE(2)
----------------------------------------------------- ----------------- --------------- ---------------- -----------------
Common Stock, $0.001 par value, reserved for
issuance upon exercise of options granted under the
Plan................................................     1,400,000        $19.675          $27,545,000       $6,886.25
----------------------------------------------------- ----------------- --------------- ---------------- -----------------

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the Ocular Sciences, Inc. 1997 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Ocular Sciences, Inc.
(2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to these unissued shares is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 19, 2001.

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


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 6, 1997, Registration No. 333-32999, we previously registered 2,000,000 shares of our common stock, par value $0.001 per share, reserved for issuance from time to time in connection with our 1997 Equity Incentive Plan. By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 2, 1999, Registration No. 333-82187, we registered an additional 1,000,000 shares of our common stock, reserved for issuance from time to time in connection with our 1997 Equity Incentive Plan, as amended. At our Annual Meeting of Shareholders on May 24, 2001, our shareholders approved a further amendment to the 1997 Equity Incentive Plan, as amended, increasing the number of shares of our common stock that is authorized and reserved for issuance under the plan by 1,400,000 shares. By this Registration Statement, we are registering the additional 1,400,000 shares of common stock issuable under our 1997 Equity Incentive Plan, as further amended.

         We have filed the following documents with the Securities and Exchange Commission which are hereby incorporated by reference in this Registration
Statement:

                  1. Our Registration Statement on Form S-8 (File No. 333-32999) filed on August 6, 1997;

                  2. Our Registration Statement on Form S-8 (File No. 333-82187) filed on July 2, 1999;

                  3. Our Annual Report on Form 10-K and on Form 10-K/A for the year ended December 31, 2000 filed pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (including items incorporated by reference from our Proxy Statement for our 2001 Annual Meeting of Stockholders);

                  4. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

                  5.  Our Current Report on Form 8-K filed February 26, 2001;

                  6. The description of our common stock contained in our Registration Statement on Form 8-A filed on May 30, 1997, including any amendment or report filed for the purpose of updating such description; and

                  7. All documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

ITEM 8.       EXHIBITS.

Exhibit
Number        Description

5.1           Opinion of Latham & Watkins.

23.1          Consent of Latham & Watkins (included in Exhibit 5.1).

23.2          Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Ocular Sciences, Inc. 1997 Equity Incentive Plan, as amended July 14, 1997, March 25, 1999 and May 24, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Concord, State of California, on this 20th day of July, 2001.

                               OCULAR SCIENCES, INC.

                               /s/ Sidney B. Landman
                               --------------------------
                               Sidney B. Landman
                               Vice President, Finance, Chief Financial Officer, Secretary and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, John D. Fruth and Sidney B. Landman and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


SIGNATURE                           TITLE                                           DATE

PRINCIPAL EXECUTIVE OFFICER:

/s/ John D. Fruth                   Chief Executive Officer, President          July 20, 2001
------------------                  and Chairman of the Board of Directors
    John D. Fruth

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Sidney B. Landman               Vice President, Finance, Chief Financial    July 20, 2001
---------------------------         Officer, Secretary and Treasurer
    Sidney B. Landman

ADDITIONAL DIRECTORS:

/s/ Edgar J. Cummins                Director                                    July 20, 2001
---------------------------
    Edgar J. Cummins

/s/ Terence M. Fruth                Director                                    July 20, 2001
---------------------------
    Terence M. Fruth

/s/ William R. Grant                Director                                    July 20, 2001
---------------------------
    William R. Grant

/s/ Terrance H. Gregg               Director                                    July 20, 2001
---------------------------
    Terrance H. Gregg

/s/ Francis R. Tunney               Director                                    July 20, 2001
---------------------------
    Francis R. Tunney



                                  EXHIBIT INDEX

Exhibit
Number        Description

5.1           Opinion of Latham & Watkins.

23.1          Consent of Latham & Watkins (included in Exhibit 5.1).

23.2          Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Ocular Sciences, Inc. 1997 Equity Incentive Plan, as amended July 14, 1997, March 25, 1999 and May 24, 2001.